Contact: John Moran	FOR IMMEDIATE RELEASE
(860) 728-7062	www.utc.com

UNITED TECHNOLOGIES TO EXPLORE STRATEGIC ALTERNATIVES
FOR ITS SIKORSKY AIRCRAFT BUSINESS

●	Options include potential Sikorsky spinoff creating a stand-alone public company
●	Review process expected to conclude before the end of the year
        ●        UTC will discuss its decision to review strategic alternatives for Sikorsky during its annual webcast investor meeting, starting at 1:00 p.m. Thursday, March 12

HARTFORD, Conn., March 11, 2015 – United Technologies Corp. (NYSE: UTX) today announced that its Board of Directors has authorized a review of strategic alternatives for the corporation's Sikorsky Aircraft business, including a potential tax-free spinoff.

"As part of the portfolio review announced last December, we are exploring strategic options for Sikorsky to determine the best way to enhance its long-term success and create improved long-term value for UTC's customers and shareholders," said UTC President & Chief Executive Officer Gregory Hayes.

"Today, Sikorsky is a world leader in the design, manufacture and service of military and commercial helicopter platforms. It has unmatched technological capabilities, outstanding people and a strong backlog," added Hayes. "Looking to the future, we are evaluating whether Sikorsky's unique business as a rotorcraft OEM with a predominately military customer base is best positioned as a stand-alone company, and whether a separation would allow United Technologies to better focus on providing high-technology systems and services to the aerospace and building industries."

UTC expects to conclude its strategic review before the end of the year. However, no specific timetable has been set, and there can be no assurance that a spinoff or any other transaction will take place. Likewise, no decision has been made on the timing or terms of any such transaction if one were to occur.

The company will discuss its decision to review strategic alternatives for Sikorsky at its annual investor and analyst meeting beginning at 1:00 pm EDT today. The meeting will be webcast live on the Internet at www.UTC.com and will be archived on the website afterward.

United Technologies, based in Hartford, Connecticut, provides high technology products and services to the building and aerospace industries.

This press release includes statements that constitute "forward-looking statements" under the securities laws. Forward-looking statements often contain words such as "believe," "expect," "plans," "project," "target," "will," "should," "see," "confident", "ensure" and similar terms. Forward-looking statements may include, among other things, statements relating to the plans, strategies, and objectives of UTC for future operations, including statements relating to a potential strategic alternative transaction relating to Sikorsky, or the terms, timing  or structure of any such transaction (or whether any such transaction will take place at all); the future performance of UTC or Sikorsky if any such transaction is completed; future and estimated sales, earnings, cash flow, charges, expenditures and share repurchases; anticipated growth in sales; new products and their entry into service; anticipated benefits of organizational changes; and other measures of financial or operational performance. There can be no assurance that any transaction or future events will occur as anticipated, if at all, or that actual results will be as expected.  All forward-looking statements involve risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Risks and uncertainties include risks related to a potential separation of, or any other transaction relating to, Sikorsky; the effect of economic conditions in the industries in which we operate, including financial market conditions; fluctuations in commodity prices, interest rates and foreign currency exchange rates; levels of research and development spending; levels of end market demand in construction and in the aerospace industry; the impact of government budget and funding decisions on the economy; changes in government procurement priorities and funding; delays and disruption in delivery of materials and services from suppliers; company and customer directed cost reduction efforts and restructuring costs and consequences thereof; the impact of acquisitions, dispositions and similar transactions; challenges in the development and production of new products and services; the impact of legal proceedings, investigations and other contingencies; pension plan assumptions and future contributions; the effect of changes in tax, environmental and other laws and regulations and political conditions; and other factors beyond our control. The forward-looking statements speak only as of the date of this press release and we undertake no obligation to update or revise any forward-looking statements as of a later date. For additional information identifying risks and uncertainties that may materially affect results, see UTC's reports on Forms 10-K, 10-Q and 8-K filed with the SEC from time to time, including, but not limited to, the information included in UTC's Forms 10-K and 10-Q under the headings "Business," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Legal Proceedings" and in the notes to the financial statements included in UTC's Forms 10-K and 10-Q.

UTC-IR
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